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                                                                     EXHIBIT 21


     HARMON INDUSTRIES INC.
     FILE #0-7916
     DECEMBER 31, 1995
     LISTING OF SUBSIDIARIES



                                    NAMES UNDER WHICH
SUBSIDIARY NAME                     BUSINESS IS CONDUCTED       JURISDICTION
- ---------------                     ---------------------       ------------

Harmon Electronics, Inc.            Same                        Missouri

Electro Pneumatic Corporation       Same                        California

Consolidated Asset
Management Company, Inc.            CAMCO                       Missouri

Cedrite Technologies, Inc.          Same                        Kansas

Harmon Railway Systems              Same                        Virgin Islands
International Corporation


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